                              SUPPLEMENTAL STOCK OPTION


Nancy T.Y. Lan, Optionee:

     CoCensys, Inc. (the "Company") has this day granted to you, the optionee named above, an option to purchase shares of the common stock of the Company ("Common Stock"). This option is not intended to qualify and will not be treated as an "incentive stock option" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended from time to time (the "Code").


     All capitalized terms set forth herein are as defined in Exhibit A attached hereto and incorporated herein by reference.

     The details of your option are as follows:

     1. NUMBER OF SHARES. The total number of shares of Common Stock subject to this option is Twenty-Five Thousand (25,000). Subject to the limitations contained herein, this option shall be exercisable with respect to each installment shown below on or after the date of vesting applicable to such installment, as follows:


 Number of Shares                   Date of Earliest Exercise
  (Installment)                               (Vest)
- --------------------            -------------------------------

    6,250                         January 1, 1994

    520                           On February 1, 1994
                                  and on the 1st day of
                                  each subsequent month
                                  until fully vested.


          The option may be exercisable with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option was not fully exercised. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), the Option may be exercised from time to time with respect to any shares then remaining subject to the Option.

     2.   EXERCISE OF OPTION.

          (a)  The exercise price of this option is $.50 per share.

          (b) Payment of the exercise price per share is due in full in cash (including check) upon exercise of all or any part of each installment which has become exercisable by you. Notwithstanding the foregoing, this option may be exercised pursuant to a program developed

                                       1.

under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of Common Stock.

          (c) This option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

          (d) By exercising this option you agree that the Company may require you to enter an arrangement providing for the cash payment by you to the Company of any tax withholding obligation of the Company arising by reason of: (1) the exercise of this option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise.

          (e) The minimum number of shares with respect to which this option may be exercised at any one time is one hundred (100) except (f) as to an installment subject to exercise, as set forth in paragraph 1, which amounts to fewer than one hundred (100) shares, in which case, as to the exercise of that installment, the number of such shares in such installment shall be the minimum number of shares, and (g) with respect to the final exercise of this option this minimum shall not apply. In no event may this option be exercised for any number of shares which would require the issuance of anything other than whole shares.

     3. REGISTRATION OF SHARES. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act.

     4. TERM OF OPTION. The term of this option commences on the date hereof and, unless sooner terminated as set forth below, terminates on October 31, 2005 (which date shall be no more than ten (10) years from the date this option is granted). This option shall terminate prior to the expiration of its term as follows: thirty (30) days after the termination of your Continuous Status as an Employee of the Company or an affiliate of the Company for any reason or for no reason unless:

          (a) such termination of employment is due to your permanent and total disability (within the meaning of Section 422A(c)(6) of the Code), in which event the option shall terminate on the earlier of the termination date set forth above or one (1) year following such termination of your Continuous Status as an Employee of the Company;

          (b) such termination of employment is due to your death, in which event the option shall terminate on the earlier of the termination date set forth above or eighteen (18) months after your death; or

                                    2.

          (c) during any part of such thirty (30)-day period the option is not exercisable solely because of the condition set forth in paragraph 4 above, in which event the option shall not terminate until the earlier of the termination date set forth above or until it shall have been exercisable for an aggregate period of thirty (30) days after the termination of employment; or

          (d) exercise of the option within thirty (30) days after termination of your employment with the Company or with an affiliate would result in liability under section 16(b) of the Securities Exchange Act of 1934, in which case the option will terminate on the earlier of (i) the termination date set forth above, (ii) the tenth (10th) day after the last date upon which exercise would result in such liability or (iii) six (6) months and ten (10) days after the termination of your employment with the Company or an affiliate. However, this option may be exercised following termination of employment only as to that number of shares as to which it was exercisable on the date of termination of employment under the provisions of paragraph 1 of this option.

     5. TRANSFERABILITY. This option is not transferable, except by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order satisfying the requirements of Rule 16b-3 and the rules thereunder (a "QDRO"), and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a QDRO. The person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

     6. NOTICES. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

     7. ADMINISTRATION OF OPTION. This Option shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided below. Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of this Option.

          (a) The Board shall have the power to construe and interpret this Option, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Option agreement, in a manner and to the extent it shall deem necessary or expedient to make the Option fully effective.

          (b) The Board may delegate administration of the Option to a committee composed of not fewer than two (2) members, all of the members of which Committee shall be Disinterested Persons and may also be, in the discretion of the Board, Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Option, the powers theretofore possessed by the Board (and references in

                                     3.

this Option to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Option, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Option. Additionally, and notwithstanding anything to the contrary contained herein, the Board may expressly determine that the requirement that the Committee be composed of two (2) members be waived and may delegate administration of the Option to any person or persons and the term "Committee" shall apply to any person or persons to whom such authority has been delegated.

          (c) The Board at any time, and from time to time, may amend the terms of this Option; PROVIDED, however, that the rights and obligations under this Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the above-named Optionee and (ii) such Optionee consents in writing.

     8. COVENANTS OF THE COMPANY. During the terms of this Option, the Company shall keep available at all times the number of shares of stock required to satisfy such Option.

     9.   MISCELLANEOUS.

          (a) This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company. In the event that this option is granted to you in connection with the performance of services as a consultant or director, references to employment, employee and similar terms shall be deemed to include the performance of services as a consultant or a director, as the case may be, provided, however, that no rights as an employee shall arise by reason of the use of such terms.

          (b) Neither the Optionee nor any person to whom the Option is transferred under Paragraph 7 shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to this Option unless and until such person has satisfied all requirements for exercise of this Option pursuant to its terms.

          (c) Throughout the term of this Option, the Company shall provide to the holder of this Option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the Option term, such financial and other information regarding the Company as comprises the annual report to the stockholders of the Company provided for in the bylaws of the Company.

          (d) The Board or the Committee shall have the authority to effect, at any time and from time to time (1) the repricing of any outstanding Option and/or (2) with the consent of the affected holders of this Option, the cancellation of any outstanding Options and the grant in substitution therefor of new Options covering the same or different numbers of shares of Common Stock, but having an exercise price per share not less than one hundred percent (100%) of the Fair Market Value or, in the case of a ten percent (10%) stockholder, not less than one

                                     4.

hundred and ten percent (110%) of the Fair Market Value) per share of Common Stock on the new grant date.

     10.  ADJUSTMENTS UPON CHANGES IN STOCK.

          (a) If any change is made in the stock subject to this Option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), this Option will be appropriately adjusted in the class(es) and maximum number of shares subject to this Option, and the class(es) and number of shares and price per share of stock subject to outstanding Options.

          (b) In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation or (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise then to the extent permitted by applicable law: (i) any surviving corporation shall assume any Options outstanding or shall substitute similar Options for those outstanding, or (ii) such Options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Options, or to substitute similar Options for those outstanding, then, such Options shall be terminated if not exercised prior to such event. In the event of a dissolution or liquidation of the Company, any Options outstanding shall terminate if not exercised prior to such event.

     Dated:  November 1, 1995.

                                   Very truly yours,

                                   COCENSYS, INC.



                                   By:
                                        --------------------------------------
                                        Duly authorized on behalf of the Board
                                        of Directors

                                       5.

The undersigned:

     (a) Acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan;

     (b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of the following agreements only:

          NONE _________
               (Initial)

          OTHER
          ________________________________
          ________________________________
          ________________________________



                                 _________________________________
                                   Nancy T.Y. Lan, Optionee

                         Address:
                                 _________________________________

                                 _________________________________

Attachments:

     Definitions
     Notice of Exercise


                                     6.

                                  EXHIBIT A

                                 DEFINITIONS

     (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

     (b)  "BOARD" means the Board of Directors of the Company.

     (c)  "CODE" means the Internal Revenue Code of 1986, as amended.

     (d) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

     (e)  "COMPANY" means CoCensys, Inc., a Delaware corporation.

     (f) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

     (g) "CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT" means the employment or relationship as a Director or Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (1) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave, PROVIDED, HOWEVER, that for purposes of Incentive Stock Options, any such leave may not exceed 90 days, unless re-employment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or (2) transfers between locations of the Company or between the Company, Affiliates or their successors.

     (h)  "DIRECTOR" means a member of the Board.

     (i) "DISINTERESTED PERSON" means a Director who either (1) was not during the one year prior to service as an administrator of the Plan granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any Affiliate entitling the participants therein to acquire equity securities of the Company or any Affiliate except as permitted by Rule 16b-3(c)(2)(i); or (2) is otherwise considered to be a "disinterested person" in accordance with Rule 16b-3(c)(2)(i), or any other applicable rules, regulations or interpretations of the Securities and Exchange Commission.

     (j) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.


                                  i.

     (k)  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     (l) "FAIR MARKET VALUE" means, as of any date, the value of the common stock of the Company determined as follows:

          (i) If the common stock is listed on any established stock exchange or a national market system, including without limitation Nasdaq National Market, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

          (ii) If the common stock is quoted on the Nasdaq system (but not on the National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

          (iii) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

     (m) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (n) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (o)  "OPTION" means a stock option granted pursuant to the Plan.

     (p) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (q) "OPTIONEE" means an Employee, Director or Consultant who holds an outstanding Option.

     (r) "OUTSIDE DIRECTOR" means a Director who either (1) is not a current employee of the Company or an "affiliated corporation" (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or

                                ii.

any "affiliated corporation" for personal services in any capacity other than as a Director, or (2) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

     (s) "RULE 16B-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.



                                    iii.

                               NOTICE OF EXERCISE



CoCensys, Inc.
213 Technology Drive
Irvine, California  92718                     Date of Exercise:
                                                               ----------

Gentlemen:

     This constitutes notice under the CoCensys, Inc. (the "Company") stock option granted to me (the "Option") that I elect to purchase the number of shares for the price set forth below:

         Type of option (check one):        Incentive        Supplemental
                                                     -----               -----

  Stock option dated:                        ---------------------------------

  Number of shares as to which
  option is exercised:                       ---------------------------------

  Certificates to be
  issued in name of:                         ---------------------------------

  Total exercise price:                     $---------------------------------

  Cash payment delivered herewith:          $---------------------------------

  Social Security No.:                       ---------------------------------

     By this exercise, I agree (i) to provide such additional documents as the Company may reasonably require; (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this Option; and (iii) that the representations made by the undersigned in Section 6 of the Option are true and correct as of the date hereof.

                                   Very truly yours,


                                   ---------------------------------

                         Address   ---------------------------------

                                   ---------------------------------